
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp Realty
Fund 5 Financial Statements for the six months ended June 30, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                       1,632,881
<SECURITIES>                                         0
<RECEIVABLES>                                1,025,319<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             2,478,018
<PP&E>                                      73,488,029<F2>
<DEPRECIATION>                            (43,435,037)<F3>
<TOTAL-ASSETS>                              35,189,210
<CURRENT-LIABILITIES>                        3,371,352
<BONDS>                                     42,123,359<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                  (10,305,501)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                35,189,210
<SALES>                                              0
<TOTAL-REVENUES>                             7,441,728<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,341,602<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,505,604
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   594,522<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables grouped in "prepaid expenses and other assets" on the
Balance Sheet.
<F2>Multi-family complexes of $72,922,657 and deferred expenses of $565,372.
<F3>Accumulated depreciation of $43,369,414 and accumulated amortization of deferred expenses of $65,623.
<F4>Represents mortgage note payable.
<F5>Represents total deficit of the General Partners and Limited Partners of
($407,078) and ($9,898,423), respectively.
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $2,401,331, real estate taxes of $1,156,047 and depreciation and amortization of $1,784,224.
<F8>Net income allocated $5,945 to the General Partners and $588,577 to the Limited
Partners.  Average net income per Unit of Limited Partners interest is $15.71 on 35,200 Units outstanding.

